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                                                                    Exhibit 4.12


               This Warrant has not been registered under the Securities Act of 1933, as amended (the "Securities Act") or under any applicable state securities law, and in the absence of such registration may not be sold or transferred unless the issuer of this Warrant has received an opinion of its counsel, or of counsel reasonably satisfactory to it, that the proposed sale or transfer will not violate the registration requirements of the Securities Act or any applicable state securities law

                              BOSTON CHICKEN, INC.

                              AMENDED AND RESTATED
                        WARRANT CERTIFICATE TO PURCHASE
                             SHARES OF COMMON STOCK
                             ----------------------

Date of Issuance: December 29, 1997                           Certificate W-GE-2

     FOR VALUE RECEIVED, Boston Chicken, Inc., a Delaware corporation (the "Company"), hereby grants to General Electric Capital Corporation (the "Registered Holder") the right to purchase from the Company 69,600 shares of the Company's Common Stock, $.01 par value, at a price per share of $10.5625 (as adjusted from time to time in accordance herewith, the "Exercise Price"). This Amended and Restated Warrant Certificate to Purchase Shares of Common Stock hereby amends, restates and replaces in its entirety that certain Warrant Certificate to Purchase Shares of Common Stock dated December 12, 1996 from the Company in favor of the Registered Holder.

     This Warrant is subject to the following provisions:

     Section 1.  Exercise of Warrant.

     1A. Exercise Period. The Registered Holder may exercise, in whole or in part, the purchase rights represented by this Warrant at any time and from time to time during the period commencing on Date of Issuance of this Warrant set forth above and ending on December 12, 2001 (the "Exercise Period").

     1B.  Exercise Procedure.

          (i) This Warrant shall be deemed to have been exercised when the Company has received all of the following items (the "Exercise Time"):

               (a) a completed Exercise Agreement, as described in paragraph 1C below, executed by the person exercising all or part of the purchase rights represented by this Warrant (the "Purchaser");
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               (b)  this Warrant;

               (c) cash (payable by wire transfer of same day funds or a certified or bank cashier's check) in an amount equal to the product of the Exercise Price multiplied by the number of shares of Company Common Stock being purchased upon such exercise (the "Aggregate Exercise Price").

          (ii) Certificates for shares of Common Stock, if any, purchased upon exercise of this Warrant shall be delivered by the Company to the Purchaser as soon as reasonably practicable after the Exercise Time. Unless this Warrant has expired or all of the purchase rights represented hereby have been exercised, the Company shall prepare a new Warrant, substantially identical hereto, representing the rights formerly represented by this Warrant which have not expired or been exercised and shall, as soon as reasonably practicable, deliver such new Warrant to the person designated for delivery in the Exercise Agreement.

          (iii) The shares of Common Stock issuable upon the exercise of this Warrant shall be deemed to have been issued to the Purchaser at the Exercise Time, and the Purchaser shall be deemed for all purposes to have become the record holder of such shares of Common Stock at the Exercise Time irrespective of the date of delivery of certificates for shares of Common Stock.

          (iv) The issuance of certificates for shares of Common Stock, if any, upon exercise of this Warrant shall be made without charge to the Registered Holder or the Purchaser for any issuance tax in respect thereof or other cost incurred by the Company in connection with such exercise and the related issuance of shares of Common Stock (other than the Aggregate Exercise Price). Each share of Common Stock issuable upon exercise of this Warrant shall, when issued, be duly and validly issued and free from all taxes, liens and charges.

          (v) The Company shall reasonably assist and cooperate with the Registered Holder or Purchaser required to make any governmental filings or obtain any governmental approvals prior to or in connection with any exercise of this Warrant (including, without limitation, making any reasonable filings required to be made by the Company), provided, however, that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph
(v), (B) subject itself to taxation in any such jurisdiction, (C) consent to general service of process in any such jurisdiction, or (D) incur costs or fees which are inordinate to the value of the securities sought to be sold in such jurisdiction.

          (vi) The Company shall at all times reserve and keep available out of its authorized but unissued Common Stock solely for the purpose of issuance upon the exercise of this Warrant the maximum number of shares issuable upon the exercise of this Warrant. All shares which are so issuable shall, when issued in accordance herewith upon the payment of the Exercise Price, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Company shall take all such actions as may be reasonably necessary to assure that all such shares of Common Stock may be so issued without violation of any
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applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock of the Company or their equivalents may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon such issuance).

          (vii) Notwithstanding any other provision hereof, if an exercise of any portion of this Warrant is to be made in connection with a registered public offering of the Company or any event described in Section 2B hereof, the exercise of any portion of this Warrant may, at the election of the Registered Holder hereof, be conditioned upon the consummation of the public offering or the event described in Section 2B, in which case such exercise shall not be deemed to be effective until the consummation of such transaction.

          (viii) Unless the shares of Common Stock to be issued upon exercise of this Warrant have been registered under the Securities Act of 1933, as amended, the certificates for such shares shall contain the following legend:

     "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended ("Securities Act"), or under any applicable state securities law, and may not be resold or transferred unless registered under the Securities Act or unless the Company has received an opinion of its counsel, or of counsel reasonably satisfactory to it, that the proposed transfer will not violate the registration requirements of the Securities Act or any applicable state securities law."

     1C. Exercise Agreement. Upon any exercise of this Warrant, the Exercise Agreement shall be substantially in the form set forth in Exhibit I hereto, except that if the shares of Common Stock are not to be issued in the name of the person in whose name this Warrant is registered, the Exercise Agreement shall also state the name of the person to whom the shares of Common Stock are to be issued. Such Exercise Agreement shall be dated the actual date of execution thereof.

     Section 2. Adjustment of Exercise Price and Number of Shares. The Exercise Price and the number of shares of Common Stock (or other securities) obtainable upon exercise of this Warrant shall be subject to adjustment from time to time as provided in this Section 2.

     2A. Subdivision or Combination of Shares of Common Stock. If the Company at any time subdivides (by any split, dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of shares of Common Stock obtainable upon exercise of this Warrant shall be proportionately increased. If the Company at any time combines (by reverse split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of shares of Common Stock obtainable upon exercise of this Warrant shall be proportionately decreased.

     2B. Reorganization, Reclassification, Consolidation or Merger. The shares of Common Stock issuable upon exercise of this Warrant shall be adjusted as follows: (a) in the event of any merger, consolidation or reorganization of the Company with any other corporation or corporations, there shall be substituted, on an equitable basis, for each such share of Common Stock the number and kind of shares of stock or other securities to which the holders of each share of Common Stock of the Company will be entitled pursuant to the transaction; and
(b) in the event of any other substantially similar change in the capitalization of the Company (other than cash dividends in the ordinary course of business), an equitable adjustment shall be provided in the number of shares of Common Stock. In the event of any such adjustment the purchase price per share shall be proportionately adjusted.

          2C. Notice of Adjustment. Promptly upon any adjustment of the Exercise Price or the number of shares of Common Stock issuable upon exercise of this Warrant, the Company shall give written notice thereof to the Registered Holder, setting forth in reasonable detail and certifying the calculation of such adjustment.

          2D. Other Notices. The Company shall give the Registered Holder prompt prior notice of all record dates relating to the Common Stock.

     Section 3. No Voting Rights; Limitations of Liability. This Warrant shall not entitle the holder hereof to any voting rights or other rights as a holder of shares of Common Stock in the Company. No provision hereof, in the absence of affirmative action by the Registered Holder to purchase shares of Common Stock, and no enumeration herein of the rights or privileges of the Registered Holder shall give rise to any liability of such holder for the Exercise Price of Shares of Common Stock acquirable by exercise hereof or as a holder of shares of Common Stock in the Company.

     Section 4. Transferability. Except as provided in this Section 4, this Warrant and all rights hereunder are not transferable without the prior written consent of the Company in its sole discretion. The restrictions on transfer of this Warrant shall continue during the entire term of this Warrant. Subject to the transfer conditions referred to in the legend endorsed hereon and the provisions of this Section 4, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant with properly executed Assignment (in the form of Exhibit II hereto) at the principal office of the Company; provided that no transfer of all or any part of this Warrant may be made if such transfer would cause the aggregate number of holders of warrants derived from this Warrant to be held by more than seven persons; and provided, further, each such transferee must be an "accredited investor" within the meaning of Regulation D of the Securities Act. The Company shall not impose any fee or charge for such transfer. No such transferee receiving this Warrant or any warrant derived herefrom may transfer such warrant or any of its rights without the prior written consent of the Company in its sole discretion. Shares issued pursuant to this Warrant or any warrant derived herefrom shall be subject to the same transfer restrictions as set forth herein for this Warrant, provided that the restrictions on transferability of shares issuable upon exercise of any such warrant shall only apply until (i) such securities shall have been registered under the Securities Act of 1933, as amended (the "Securities Act") and disposed of in accordance with a registration statement covering such
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securities, or (ii) such time as, in the reasonable opinion of counsel for the
Company, or upon the written opinion of counsel for the holder thereof reasonably acceptable to the Company, such restrictions are not required in order to comply with the Securities Act of 1933. Whenever such restrictions shall terminate as to any shares issued upon exercise of any such warrant, the holder thereof shall be entitled to receive from the Company, without expense, new certificates of like tenor not bearing the restrictive legends required hereby.

     Section 5. Warrant Exchangeable for Different Denominations. This Warrant is exchangeable, upon the surrender hereof by the Registered Holder at the principal office of the Company, for new Warrants of like tenor representing in the aggregate the purchase rights hereunder, and each of such new Warrants shall represent such portion of such rights as is designated by the Registered Holder at the time of such surrender. The date the Company initially issues this Warrant shall be deemed to be the "Date of Issuance" hereof regardless of the number of times new certificates representing the unexpired and unexercised rights formerly represented by this Warrant shall be issued. All Warrants representing portions of the rights hereunder are referred to herein as the "Warrants."

     Section 6. Replacement. Upon receipt of evidence reasonably satisfactory to the Company of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing this Warrant, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company, or, in the case of any such mutilation upon surrender of such certificate, the Company shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the same rights represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

     Section 7. Notices. Except as otherwise expressly provided herein, all notices referred to in this Warrant shall be in writing and shall be delivered personally, sent by reputable overnight courier service (charges prepaid), sent by fax or sent by registered or certified mail, return receipt requested, postage prepaid, as follows: (i) if given to the Company, at its principal executive offices and (ii) if given to the Registered Holder of this Warrant, at such holder's address as it appears in the records of the Company. Each such notice shall be deemed to have been given upon the earlier of the receipt of such notice by the intended recipient thereof, two business days after it is sent by reliable overnight courier or sent by fax, or five business days after it is mailed by registered or certified mail, return receipt requested.

     Section 8. Amendment and Waiver. Except as otherwise provided herein, the provisions of the Warrants may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Registered Holders of Warrants representing a majority of the shares of Common Stock obtainable upon exercise of the Warrants; provided that no such action may change the Exercise Price of the Warrants or the number or class of shares of Common Stock obtainable upon exercise of each Warrant without the written consent of all of the Registered Holders of Warrants.

     Section 9. Descriptive Headings; Governing Law. The descriptive headings of the several Sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The laws of the State of Delaware shall govern all issues concerning the relative rights of the Company and the Registered Holder of this Warrant.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed and attested by its duly authorized officers under its corporate seal and to be dated the Date of Issuance hereof.

                                        BOSTON CHICKEN, INC.

                                            /s/ Joel M. Alam
                                        By:____________________________________
                                        Name: Joel M. Alam
                                        Its: Senior Vice President


[Corporate Seal]


Attest:

     /s/ Bernadette Dennehy
__________________________________
             Secretary
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                                   EXHIBIT I
                                   ---------

                               EXERCISE AGREEMENT
                               ------------------


To:                                                     Dated:

     The undersigned, pursuant to the provisions set forth in the attached Warrant (Certificate No. W-___________), hereby agrees to purchase __________ shares of Common Stock covered by such Warrant and makes payment herewith in full therefor at the price per share provided by such Warrant.

                                        Signature

                                        _______________________________


                                        Address

                                        ________________________________
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                                   EXHIBIT II
                                   ----------

                                   ASSIGNMENT
                                   ----------


     FOR VALUE RECEIVED, ______________________________ hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant (Certificate No. W-________________) with respect to the number of the shares covered thereby set forth below, unto:


Name of Assignee:    _________________________________

                     _________________________________

                     _________________________________

Address:             _________________________________

                     _________________________________

                     _________________________________

No. of Shares        _________________________________


     Accompanying this Assignment is a certificate from the proposed transferee certifying that such assignment and Assignee meet the requirements of Section 4 of the Warrant.


Dated:  ______________________     Signature:  ___________________________

                                               ___________________________

                                   Witness:    ___________________________